                                                                    Exhibit 10.1


     EMPLOYMENT AGREEMENT (the "Agreement") made as of August 9, 2001, by and between NetSilicon, Inc., a Massachusetts corporation (the "Company"), and Cornelius Peterson, VIII (the "Executive").

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     WHEREAS, the Company wishes to secure the future services of the Executive with the Company pursuant to the terms of this Agreement.

     NOW, THEREFORE, the parties agree as follows:

1)   TERM.

     a) The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue employment with the Company, in the positions set forth in Section 2 below, for the Term (as defined below), subject to the terms and conditions of this Agreement.

     b) The term (the "Term") of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until terminated in accordance with Section 4.

2)   POSITION, DUTIES AND RESPONSIBILITIES.

     a) During the Term, the Executive shall be employed by the Company and shall serve the Company as its Chairman of the Board of Directors ("Chairman") and Chief Executive Officer ("CEO"). The Executive shall have such duties and responsibilities as are incident to, or reasonably requested in connection with, such positions, as well as such other comparable duties and responsibilities as may be assigned to him by the Company and/or the Company's Board of Directors ("BOD"). The Executive shall report to the BOD or to such comparable or higher level of authority and responsibility within the Company as the BOD may reasonably determine.

     b) During the Term, the Executive shall serve the Company faithfully, diligently and to the best of the Executive's ability, and shall devote substantially all of his business time and efforts to such service. The Executive also shall not engage in any other business activity without the written consent of the Company, except that the Executive may (i) carry on charitable, civic, or other not-for-profit activities or (ii) manage his personal investments, provided that none such activities conflict with the Executive's duties under this Agreement and the Non-Disclosure, Proprietary Rights and Non-Solicitation Agreement dated May 2, 2000 (the "Nondisclosure Agreement"). If the Executive shall be elected to other offices of the Company or any of its affiliates, and if the Executive shall in his sole discretion accept in writing the election to such offices, he shall serve in such positions without further compensation than provided for in this Agreement. The Executive shall perform his services under this Agreement at such locations as may be required by the Company from time to time, but the Company will not require the Executive to permanently relocate to an office more than 50 miles from the Company's Waltham, Massachusetts office.

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     c)   The Executive agrees to comply with the policies and procedures of the
          Company applicable to its U.S. employees generally from time to time that are in force (which may be amended, revised or supplemented at any time in the Company's and/or the BOD's sole discretion), provided, however, that to the extent there is a conflict between the terms of this Agreement and the policies and procedures of the Company, the terms of this Agreement shall govern unless otherwise specified herein.

3) COMPENSATION AND BENEFITS. During the term of this Agreement, the Company shall pay the Executive as compensation for his performance of his duties and obligations hereunder, the following:

     a) BASE SALARY. During the Term, the Company shall pay to the Executive a base salary at the rate of U.S. $20,833.33 per month ("Base Salary"), subject to annual increase at the discretion of the BOD in accordance with the Company's executive compensation practices, and payable in accordance with the regular payroll practices of the Company as may be modified or established from time to time.

     b) INCENTIVE COMPENSATION. During the Term, the Executive shall be eligible to receive additional quarterly incentive compensation (the "Incentive Bonus"). The amount of the Incentive Bonus, if any, shall be determined by the BOD's Compensation Committee (which may put in place an Executive Incentive Plan), within a reasonable time after submission of Executive's recommendations to the BOD's Compensation Committee (the "Compensation Committee"). The Compensation Committee may consider, among other things, the Executive's actual attainment of specific goals as established by the BOD, and the Company's overall performance. The BOD's Compensation Committee will make all determinations regarding the Executive's eligibility for the quarterly Incentive Bonus at its sole discretion. Subject to the provisions of
          Section 4 herein, the Executive must be employed by the Company in good standing (as determined by the BOD) as the Company's CEO and Chairman to be eligible for any Incentive Bonus payments, which will be subject to applicable taxes and payable in accordance with the Company's normal bonus pay practices as may be established or modified from time to time.

     c) STOCK OPTIONS. The Executive has received certain stock options as part of the Company's initial public offering, as well as additional awards thereafter in accordance with Company option policy. The Executive shall be eligible to receive additional stock option awards as determined by the BOD in its sole discretion.

     d) BENEFITS. Subject to any contribution therefor generally required of senior executives of the Company, the Executive shall be eligible to participate in all employee benefits plans, including the Company's health and dental plans, as adopted by the BOD and in effect for senior Company executives. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the BOD or any administrative or other committee provided for in or contemplated by such plans.
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     e)   EXPENSES. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his responsibilities hereunder in accordance with the Company's prevailing policy and practice relating to reimbursements as established, modified or amended from time to time. The Executive must provide substantiation and documentation of these expenses to the Company in order to receive reimbursement, as required pursuant to Company policy.

     f) VACATION. The Executive shall be entitled to accrue up to four (4) weeks of vacation per calendar year, to be taken and paid in accordance with Company policy.

4)   TERMINATION OF EMPLOYMENT.

     a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment and this Agreement for Cause (as defined in Section 6(a)) upon written notice to the Executive and expiration of any cure periods as set forth in Section 6(a). In the event of termination for Cause, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for:

          (i) Base Salary earned and accrued but unpaid through the date of Executive's termination of employment;

          (ii) any Incentive Bonus payment, as determined by the Compensation Committee pursuant to Section 3(b) herein, for the quarter previously ended prior to the Executive's termination. In addition, in its sole discretion, the Compensation Committee may provide an additional incentive bonus payment for the quarter in which the Executive's termination of employment occurred;

          (iii) payment for accrued but unused vacation time up to the Executive's termination of employment;

          (iv) statutory benefit continuation rights in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), provided Executive makes the appropriate voluntary contribution payments and subject to applicable law and the requirements of the Company's health insurance plans then in effect; and

          (v) all expenses reimbursable to the Executive and unpaid as of the date of Executive's termination of employment.

     b) TERMINATION DUE TO DEATH OR PERMANENT DISABILITY. In the event of the termination of the Executive's employment and this Agreement due to the Executive's death or Disability (as defined in Section 6(c)), the Executive, or the Executive's legal representative, shall be entitled to no payments, salary continuation, severance or other benefits, except for:

          (i) Base Salary to the extent earned and accrued but unpaid through the date of Executive's termination of employment, as well as a one time lump sum cash payment equivalent to twelve (12) times the Executive's monthly Base Salary, to be paid within a reasonable time, not to exceed ninety (90) days, after the
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                Executive's death or Disability. subject to any offset or
                reduction as set forth in Section 4(b)(iv);

          (ii) any Incentive Bonus payment, as determined by the Compensation Committee pursuant to Section 3(b) herein, for the quarter previously ended prior to the Executive's termination. In addition, in its sole discretion, the Compensation Committee may provide an additional incentive bonus payment for the quarter in which the Executive's termination of employment occurred;

          (iii) payment for accrued but unused vacation time up to the Executive's termination of employment;

          (iv) all benefits the Executive would otherwise receive upon a Disability or upon death under any benefit plan covering the Executive, PROVIDED, HOWEVER, that all such benefits that the Executive receives or would otherwise receive upon a Disability shall be offset against any other payments under Section 4(b)(i) of this Section 4(b), such that any amount potentially owing to the Executive under Section 4(b)(i) is reduced, but not less than zero, by the monetary value of the benefits (referenced in this subsection) received by the Executive;

          (v) statutory benefit continuation rights in accordance with COBRA, provided Executive makes the appropriate voluntary contribution payments and subject to applicable law and the requirements of the Company's health insurance plans then in effect;

          (vi) all expenses reimbursable to the Executive and unpaid as of the date of Executive's termination of employment; and

          (vii) the Executive's unvested stock options shall vest immediately and all of the Executive's stock options shall remain in full force and effect and may be exercised at any time up to their latest possible date of expiration as set out in each stock option agreement entered into between the Executive and the Company and applicable to such options (such option agreements existing as of the date of this Agreement and the latest possible date of expiration of the option contained in each such option agreement as of the date of this Agreement are identified in Exhibit A hereto) notwithstanding any provision contained in any existing or future stock option agreement entered into between the Executive and the Company (as such agreements may be amended from time to time) or in the NetSilicon, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (as amended from time to time) or the NetSilicon, Inc. 2001
                Stock Option and Incentive Plan (as amended from time to time) that provides for either a lesser period of time within which to exercise such options or forfeiture of any option granted thereunder. In the event that any date of expiration contained in any existing or future stock option agreement entered into between the Executive and the Company shall be extended to a later date in time, then the Executive's right to exercise options pursuant to such stock option agreement shall be extended to that later date in time.
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                During the Term, the Company shall maintain disability insurance policies, for which the Executive is eligible, comparable to the insurance policies for which the other senior executives of the Company are eligible.

     c) TERMINATION WITHOUT CAUSE. In the event that the Executive's employment and this Agreement is terminated by the Company without Cause, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for:

          (i) monthly severance payments in an amount equal to the Executive's monthly Base Salary at the time of termination, for twenty-four
                (24) months after the Executive's termination;

          (ii)  a bonus in the form of a lump sum cash payment equal to twelve
                (12) times the Executive's monthly Base Salary at the rate effective as of the Executive's last day of employment;

          (iii) payment for accrued but unused vacation time up to the Executive's termination of employment;

          (iv) all expenses reimbursable to the Executive and unpaid as of the date of Executive's termination of employment;

          (v) if the Executive elects after the termination of his employment and in accordance with COBRA to continue health coverage under the same plans available to active Company employees, under the same rules, restrictions and regulations applicable thereto, the Company shall make premium payments on his behalf until the earlier of (x) eighteen (18) months from the last day of the Executive's employment or (y) the date on which the Executive becomes ineligible to receive COBRA benefits;

          (vi) outplacement employment services from a provider chosen by the Company and the Executive for a period of two (2) years after the date of termination up to an aggregate amount of $20,000; and

          (vii) the Executive's unvested stock options shall vest immediately and all of the Executive's stock options shall remain in full force and effect and may be exercised at any time up to their latest possible date of expiration as set out in each stock option agreement entered into between the Executive and the Company and applicable to such options (such option agreements existing as of the date of this Agreement and the latest possible date of expiration of the option contained in each such option agreement as of the date of this Agreement are identified in Exhibit A hereto) notwithstanding any provision contained in any existing or future stock option agreement entered into between the Executive and the Company (as such agreements may be amended from time to time) or in the NetSilicon, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (as amended from time to time) or the NetSilicon, Inc. 2001 Stock

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                Option and Incentive Plan (as amended from time to time) that provides for either a lesser period of time within which to exercise such options or forfeiture of any option granted thereunder. In the event that any date of expiration contained in any existing or future stock option agreement entered into between the Executive and the Company shall be extended to a later date in time, then the Executive's right to exercise options pursuant to such stock option agreement shall be extended to that later date in time.

     d) VOLUNTARY TERMINATION. The Executive may voluntarily terminate his employment only upon sixty (60) days' written notice to the BOD ("Voluntary Termination"). In the event of a Voluntary Termination, the Company may accelerate Executive's departure date (and terminate this Agreement) and will have no obligation to pay Executive after his actual departure date. In the event of a Voluntary Termination, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for (i) those payments and benefits as set forth in Section 4(a) and (ii) any of the Executive's stock options due to vest within sixty (60) days of the Executive's written notice of Voluntary Termination to the BOD, which shall vest immediately.

     e) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. In the event the Executive decides to terminate this Agreement and his employment for Good Reason (as defined in Section 6(e)), the Executive must give notice of such Good Reason to the Company and the BOD. If the basis for such Good Reason is not cured (as determined by the BOD in good faith) within thirty (30) days after the Company and the BOD receive written notice specifying the basis of such Good Reason, this Agreement, and the Executive's employment, shall terminate. In the event of a termination by the Executive for Good Reason, the Executive shall be entitled to the severance payments and benefits as set forth in Section 4(c).

     f) TERMINATION BY THE EXECUTIVE BY QUALIFIED RETIREMENT. The Executive may terminate his employment as CEO, or as both CEO and Chairman, in the event that the following eligibility criteria for retirement are met: (i) the Executive attains the age of 62; (ii) the Executive provides six (6) months' prior written notice to the BOD of his intention to retire and the effective date of such retirement; (iii) the Executive proposes a successor CEO for the Company; (iv) the BOD selects and approves a successor CEO; and (v) a successor CEO accepts such appointment ("Qualified Retirement"). The Company and/or BOD may accelerate the Executive's effective date of Qualified Retirement. In the event of a Qualified Retirement, the Company will have no obligation to pay Executive after his effective date of retirement, except as set forth in Subsections 1, 2 and 3 of this Section 4(f).

          1. QUALIFIED RETIREMENT AS CEO AND CHAIRMAN. In the event the Executive terminates his employment as CEO and Chairman by virtue of a Qualified Retirement, the Executive shall be entitled to no payments, salary continuation, severance or other benefits, except for:
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               (i)   a bonus in the form of a lump sum cash payment equal to
                     twelve (12) times the Executive's monthly Base Salary at the rate effective as of the Executive's last day of employment;

               (ii) the Executive's unvested stock options shall vest immediately and all of the Executive's stock options shall remain in full force and effect and may be exercised at any time up to their latest possible date of expiration as set out in each stock option agreement entered into between the Executive and the Company and applicable to such options (such option agreements existing as of the date of this Agreement and the latest possible date of expiration of the option contained in each such option agreement as of the date of this Agreement are identified in Exhibit A hereto) notwithstanding any provision contained in any existing or future stock option agreement entered into between the Executive and the Company (as such agreements may be amended from time to time) or in the NetSilicon, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (as amended from time to time) or the NetSilicon, Inc. 2001 Stock Option and Incentive Plan (as amended from time to time) that provides for either a lesser period of time within which to exercise such options or forfeiture of any option granted thereunder. In the event that any date of expiration contained in any existing or future stock option agreement entered into between the Executive and the Company shall be extended to a later date in time, then the Executive's right to exercise options pursuant to such stock option agreement shall be extended to that later date in time; and

               (iii) when the time period in Section 4(c)(v) concludes, the
                     Company will provide the Executive with health and dental insurance comparable to that provided to the Company's executive officers, to be selected and approved by the BOD at its sole discretion, from the date on which the time period in Section 4(c)(v) concludes until the Executive's death.

          2. QUALIFIED RETIREMENT AS CEO; EXECUTIVE REMAINS AS CHAIRMAN. In the event the Executive terminates his employment as CEO by virtue of a Qualified Retirement, but chooses to remain as the Company's Chairman, the BOD may terminate this Agreement and establish at its sole discretion a new salary and benefits package for the Executive, commensurate with his duties as Chairman. In addition, the Executive will be eligible for severance payments and benefits as set forth in Section 4(f)(1).

          3. EXECUTIVE RESIGNS AS CHAIRMAN; REMAINS AS CEO. If the Executive resigns as Chairman, but chooses to remain as the Company's CEO, this Agreement shall remain in full force and effect except that the reference to the position as

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               Chairman of the Board in Section 2(a) of this Agreement and all other references and provisions relating to "Chairman" in this Agreement shall be disregarded. Upon termination of the Executive's employment as the Company's CEO, the Executive shall receive the severance payments and benefits, if any, in accordance with Section 4 of this Agreement.

     g) CONSULTING/TRANSITIONAL SERVICES. In the event of a Voluntary Termination or a Qualified Retirement as CEO, the Executive agrees to provide for a period of three (3) months, or longer if agreed to by the Executive, transitional and/or consulting services to the Company as may reasonably be requested by the Company's new CEO and/or the BOD from time to time. Such transitional and/or consulting duties may include, but not be limited to, transitioning the Executive's duties to the Company's new CEO; assisting the Company and/or the BOD in any Company-related litigation; and assisting the Company and/or the BOD with any other Company-related matters that may arise from time to time. The Company shall pay the Executive an amount equal to the Base Salary pursuant to Section 3(a) herein for any full-time transitional and/or consulting services (or a pro-rated portion thereof for less than full-time transitional and/or consulting services) provided to the Company by the Executive under this Section 4(g).

     h) EXECUTION OF RELEASE OF CLAIMS. In order to receive any of the severance payments and benefits outlined in Section 4(b), 4(c), 4(e) or 4(f), as the case may be, the Executive must execute a comprehensive release of all claims in favor of NetSilicon and its officers, directors, employees, shareholders, agents and/or representatives.

     i) CESSATION OF SEVERANCE PAYMENTS AND BENEFITS. If the Board in good faith determines that the Executive breached in any material respect his obligations under this Agreement or the Nondisclosure Agreement, the Company may immediately cease payment of all severance and/or benefits described in this Agreement. This cessation of severance and/or benefits shall be in addition to, and not as an alternative to, any other remedies in law or in equity available to the Company, including the right to seek specific performance or an injunction.

5) CHANGE OF CONTROL. In the event of a Change of Control, the Executive's unvested stock options shall vest immediately and all of the Executive's stock options shall remain in full force and effect and may be exercised at any time up to their latest possible date of expiration as set out in each stock option agreement entered into between the Executive and the Company and applicable to such options (such option agreements existing as of the date of this Agreement and the latest possible date of expiration of the option contained in each such option agreement as of the date of this Agreement are identified in Exhibit A hereto) notwithstanding any provision contained in any existing or future stock option agreement entered into between the Executive and the Company (as such agreements may be amended from time to time) or in the NetSilicon, Inc. Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan (as amended from time to time) or the NetSilicon, Inc. 2001 Stock Option and Incentive Plan (as amended from time to time) that provides for either a lesser period of time within which to exercise such options or forfeiture of any option granted thereunder. In the event that any date of expiration contained in any existing or future stock

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                                      -9-


     option agreement entered into between the Executive and the Company shall be extended to a later date in time, then the Executive's right to exercise options pursuant to such stock option agreement shall be extended to that later date in time.

6)   DEFINITIONS.

     For purposes of the Agreement, the following terms shall be defined as set forth below:

     a) "Cause", which will be determined by the BOD in good faith and at its sole discretion, is defined as:

          (i) the continued failure or refusal of the Executive substantially to perform Executive's duties and obligations to the Company (other than any such failure resulting from the Executive's Disability) and which is not cured within fifteen (15) days of notice thereof from the Company;

          (ii) gross negligence in the performance of the Executive's duties, willful misfeasance in connection with the Executive's work, dishonesty, disloyalty, or a breach of fiduciary duty by the Executive;

          (iii) the commission by the Executive of an act of fraud, embezzlement, misappropriation of any money or other assets or property (whether tangible or intangible), or any other illegal conduct in connection with the Executive's performance of his duties;

          (iv) the Executive's conviction of or pleading of nolo contendere to a felony;

          (v) disregard in any material respect of the rules or policies of the Company, which, if curable, has not been cured within fifteen (15) days after notice thereof from the Company;

          (vi) engagement by the Executive in misconduct which is injurious in any material respect to the Company; or

          (vii) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company, or the Executive's material breach of this Agreement, the Nondisclosure Agreement, or any other written agreement with the Company.

     b) "Change of Control" means: (i) the merger or consolidation of the Company with or into any other corporation or entity, or the merger or consolidation of any other corporation or entity into or with the Company, which results in the Company or those persons who are shareholders of the Company as of the date hereof holding less than 50% in voting power of the outstanding capital stock of the surviving corporation; (ii) any sale or transfer in a single transaction or series of related transactions of all or substantially all of the Company's assets as of the transaction date (or the date of the first transaction in a series of related transactions); (iii) a third "person," including a "group," becomes the "beneficial owner" (as these terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of shares of the Company having more than 50% of the voting power of the outstanding capital stock of the Company; or (iv) any transaction or series of related transactions in which a third "person," including a "group" (as these terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), appoints or elects a majority of the Board of Directors of the Company.

     c)   "Disability" means the Executive's inability, for a period of ninety
          (90) consecutive days, to perform, with or without a reasonable accommodation (that does not subject the Company to an undue hardship), the essential functions of his position by reason of mental or physical impairment.

     d) "Voluntary Termination" means a termination of employment during the Term by the Executive on the Executive's own initiative other than a termination for death or Disability under Section 4(b) or by Qualified Retirement under Section 4(f).

     e)   "Good Reason" shall mean, without the Executive's approval,

          i) a material diminution, without Cause (as defined in Section 6(a)), in the material responsibilities of the Executive;

          ii) Executive's permanent relocation to an office more than 50 miles from the Company's Waltham, Massachusetts office;

          iii) failure by the Company to pay any material amount due under this Agreement within fifteen (15) days after written notice thereof from the Executive to the Company and the BOD; or

          iv) any reduction of the Executive's Base Salary or material benefits provided to the Executive as a whole that comprises a material reduction in his total annual compensation, unless such reduction is applicable to other senior executives of the Company as part of a concessionary arrangement between those executives and the Company and/or Board.

7) NONCOMPETITION AND NONSOLICITATION. As a condition of this Agreement, and in consideration for the payments set forth herein, the Executive agrees that, during the period of his employment by the Company and its subsidiaries and for three (3) years after the termination of his employment, regardless of the reasons for such termination, the Executive will not, directly or indirectly, alone or as a partner, officer, director, employee, joint venturer, lender or stockholder of any entity (other than as a shareholder of less than 1% of stock of a publicly traded corporation), without the prior written consent of the
Company:

     a) (i) accept employment with any business that competes with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company, (ii) engage in any business or activity that competes with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company, and (iii) become an officer, director of, or maintain a consulting or other professional relationship with, any business that competes with the products or services being created, developed, manufactured, marketed, distributed or sold by the Company.

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     b)   solicit the business of any customer, investor or partner of the
          Company, or induce any such customer, investor or partner to terminate their relationship with the Company.

8) INDEMNIFICATION. The Executive shall be entitled to indemnification from the Company to the fullest extent permitted by the Company's Articles of Organization, By-laws, shareholder resolutions and/or applicable law.

9) ENTIRE AGREEMENT; CONFLICTS. This Agreement, the Nondisclosure Agreement, any stock option agreement between the Executive and the Company, and all promissory notes between the Executive and the Company, contain the entire agreement between NetSilicon and the Executive concerning the Executive's employment by NetSilicon and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect to the subject matter herein, provided, however, that to the extent there is a conflict between the terms of this Agreement and the terms of any stock option agreement or stock option plan, the terms of this Agreement shall govern. The Executive and the Company (except as may be required in the course of the Company doing business) agree to keep the terms of this Agreement strictly confidential. The Executive represents that he is not bound by any agreement or any other existing or previous business relationship that conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

10) AMENDMENTS OR WAIVER. This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the BOD. No waiver by either the Company or the Executive at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive, an authorized officer of the Company (other than the Executive), and the BOD.

11) SEVERABILITY. In the event that any provision or portion of this Agreement, the Nondisclosure Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be determined to be invalid or unenforceable for any reason, in whole or in part, such provisions will be reformed to the extent possible so as to effectuate the intent of this Agreement. In addition, the remaining provisions of this Agreement or such other agreements shall be unaffected thereby and shall be construed, reformed and thus remain in full force and effect to the fullest extent permitted by law.

12) SURVIVAL. The Executive agrees that Sections 4, 5, 6, 7, 8, 9, 10, 11, 13, 14, 15, 16 and 17, any agreements between the Executive and the Company referenced herein, and such other provisions to the extent necessary to the intended preservation of such rights and obligations, shall survive any termination of this Agreement.

13) GOVERNING LAW AND JURISDICTION; ARBITRATION. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be exclusively subject to arbitration before the American Arbitration Association ("AAA") in Boston, Massachusetts, before a single arbitrator in accordance with the AAA's then current Employment Arbitration Rules. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. All parties shall cooperate in the process of arbitration for the purpose of expediting discovery and completing the arbitration proceedings. Nothing contained in this Section or elsewhere in this Agreement shall in any way deprive either party of its right to obtain injunctive or other equitable relief in a court of competent jurisdiction.

14)  NOTICES; MISCELLANEOUS.

     a) Any notice given to either party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned, as follows:

          If to the Company, to:

          Chief Financial Officer
          NetSilicon, Inc.
          411 Waverley Oaks Road, Bldg. 227
          Waltham, MA 02452

          with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          125 High Street
          Boston, MA 02110
          Attention: Edwin L. Miller, Jr.

          If to the Executive, to:

          c/o Taylor, Ganson & Perrin, LLP
          160 Federal Street
          Boston, MA 02110
          Attention: Charles F. O'Connell

     b) The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     c)   This Agreement may be executed in two or more counterparts.

     d) The Company shall make such deductions and withhold such amounts from the payments and benefits made or provided to the Executive hereunder, as may be required from time to time by applicable law, governmental regulation or order.

15) ASSIGNMENT; SUCCESSORS. The Company may assign this Agreement. This Agreement is personal in its nature and therefore the Executive cannot assign this Agreement without the consent of the BOD. This Agreement will inure to the benefit of the Company's or the

Executive's successors and assigns, and such successor or assign shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder, and all references herein to "NetSilicon" or "Company" shall refer to such successor.

16)  WITHHOLDING.

     a) Any payments made to the Executive pursuant to this Agreement (including without limitation the acceleration of options pursuant to this Agreement) shall be subject to all applicable federal, state and local taxes and/or withholding.

     b) If the Company in its discretion determines that it is obligated to withhold any tax in connection with any payment under this Agreement, or in connection with the acceleration of any option pursuant to this Agreement, the Executive hereby agrees that the Company may withhold from any amounts paid, or to be paid, under this Agreement, including the Executive's wages or other remuneration, the appropriate amount of such tax (as permitted under applicable law). The Executive further agrees that, if the Company does not withhold an amount from the Executive's wages or other remuneration (including any remuneration paid pursuant to this Agreement) sufficient to satisfy the withholding obligation of the Company, the Executive will make reimbursement on demand, in cash, for the amount underwithheld.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.


THE COMPANY                                    EXECUTIVE

By: /s/ Edward B. Roberts                      /s/ Cornelius Peterson, VIII
   ------------------------------------        ---------------------------------
                                               Signature
Title: Chairman, Compensation Committee
      ---------------------------------        ---------------------------------
                                               Street Address
By: /s/ F. Grant Saviers
---------------------------------------        ---------------------------------
                                               City        State        Zip Code
Title: Compensation Committee Member
---------------------------------------

                                    Exhibit A
                                       To
                              Employment Agreement
                                     Between
                  NetSilicon, Inc, and Cornelius Peterson, VIII


Stock Option Agreements between NetSilicon, Inc. and Cornelius Peterson, VIII

Grant ID               Agreement Date                  Expiration Date
-------------------------------------------------------------------------

0078                   September 15, 1999              September 15, 2009

0079                   September 15, 1999              September 15, 2009

0320                   May 11, 2000                    May 11, 2010

0321                   May 11, 2000                    May 11, 2010

00524                  December 11, 2000               December 11, 2010